For Release 7am eastern, July 31, 2006

ENCORE MEDICAL ANNOUNCES FINANCIAL RESULTS FOR SECOND QUARTER OF 2006

COMPANY’S INTEGRATION OF COMPEX ACQUISITION PROGRESSING AS PLANNED

Austin, TX – July 31, 2006 – Encore Medical Corporation (NASDAQ: ENMC) today announced its financial results for its second quarter ended July 1, 2006. Encore’s comparative financial results were impacted by its February 24, 2006 acquisition of Compex Technologies, Inc. (“Compex”). Second quarter highlights exclude the impact of Encore’s discontinued operations, which are described further below.

Encore achieved revenue of $95.9 million in the second quarter of 2006, representing an increase of 28.9% over revenue of $74.4 million in the second quarter of 2005. Orthopedic Rehabilitation Division revenue in the second quarter of 2006 of $80.6 million increased 32.6% over revenue of $60.8 million in the second quarter of 2005, principally driven by increased sales of electrotherapy, traction and catalogue products, along with revenue attributable to Compex’s operations after Encore acquired Compex on February 24, 2006. Orthopedic Rehabilitation Division revenue was negatively impacted in the second quarter of 2006 and on a year to date basis by a charge of $5.6 million related to a provision for additional reserves related to accounts receivable acquired in the Compex acquisition. During the second quarter of 2006 additional information was obtained by Encore regarding the Compex payor mix and its accounts receivable collection rates and trends, which when applied against its own policies and procedures, resulted in a change in Encore’s estimate of the value of the acquired accounts receivable.

Surgical Implant Division revenue of $15.3 million in the second quarter of 2006 increased 11.7% over revenue of $13.7 million in the second quarter of 2005, driven primarily by growth in its shoulder and knee product lines. Domestic revenue represented $13.8 million or 90% of the Surgical Implant Division’s second quarter 2006 revenue and increased 20% over results achieved in the second quarter of 2005. Domestic results were offset by a decrease in international revenue when compared to the prior year period due primarily to reduced shipments to a large international distributor.

For the six months ended July 1, 2006, Encore’s total revenue of $182.8 million represented a 25.2% increase over total revenue of $146.0 million for the comparable period in 2005. Orthopedic Rehabilitation Division revenue of $152.1 million for the six months ended July 1, 2006 increased 26.8% over revenue of $120.0 million in the comparable six-month period in 2005. Surgical Implant Division revenue of $30.7 million for the six months ended July 1, 2006 increased 18.1% over revenue of $26.0 million in the comparable period in 2005.

Kenneth W. Davidson, Encore’s Chairman and Chief Executive Officer, commented, “We continue to achieve solid progress in connection with our integration of Compex. During the second quarter we completed the sale of the Slendertone ® U.S. consumer product line, initiated the consolidation of Compex’s billing and manufacturing operations into our Empi operations and continued to identify opportunities to improve manufacturing efficiencies and reduce costs.”

Encore achieved gross margin of 60.4% in the second quarter of 2006, compared to gross margin of 60.7% in the second quarter of 2005. Orthopedic Rehabilitation Division gross margin in the second quarter of 2006 of 57.1% approximated gross margin of 57.0% achieved in the second quarter of 2005. Surgical Implant Division gross margin of 77.9% in the second quarter of 2006 increased over gross margin of 77.4% in the second quarter of 2005. For the six months ended July 1, 2006, Encore achieved a gross margin of 60.1% compared to an equivalent gross margin of 60.1% in the comparable period in 2005. For both the second quarter and six months ended July 1, 2006, gross margin on a consolidated basis and for the Orthopedic Rehabilitation Division was negatively impacted by expenses related to the additional increase in the provision for accounts receivable reserves described above and the write up to fair market value of inventory acquired in the Compex acquisition.

In the second quarter of 2006, Encore achieved operating income of $7.4 million, or 7.7% of revenue, compared to operating income of $10.6 million, or 14.2% of revenue, in the second quarter of 2005. Operating income in the second quarter of 2006 was negatively impacted by the $5.6 million increase in provision for accounts receivable reserves described above, $565,000 of expense related to the write up to fair market value of inventory acquired in the Compex acquisition and $151,000 of severance expense related to the consolidation of Compex’s billing operations. In addition, in the second quarter of 2006, Encore incurred $1.1 million of employee stock-based compensation expense related to the adoption of SFAS 123R, compared to no employee stock-based compensation expense in the second quarter of 2005. For the six months ended July 1, 2006, Encore achieved operating income of $13.9 million, or 7.6% of revenue, compared to operating income of $19.7 million, or 13.4% of revenue, in the comparable period in 2005. Operating income for the six months ended July 1, 2006 was negatively impacted by approximately $4.0 million of expense related to the write off of in-process research and development (“IPR&D”) costs associated with the Compex acquisition, $846,000 of expense related to the write up to fair market value of inventory acquired in the Compex acquisition, $5.6 million of expense due to the increase in the provision for reserves related to accounts receivable discussed above and $151,000 of severance expense related to the consolidation of Compex’s billing operations. In addition, for the six months ended July 1, 2006, Encore incurred $1.9 million of employee stock-based compensation expense related to the adoption of SFAS 123R, compared to no employee stock-based compensation expense for the six months ended July 2, 2005.

Encore recorded interest expense of $8.0 million in the second quarter of 2006 compared to interest expense of $7.3 million in the second quarter of 2005. The comparative increase in second quarter 2006 interest expense over the prior year period was principally driven by higher interest rates on the floating portion of the Company’s outstanding indebtedness and the impact of additional borrowings in connection with the Compex acquisition. At July 1, 2006, Encore had approximately $339.8 million of long-term debt compared to $341.5 million at April 1, 2006. For the six months ended July 1, 2006, interest expense of $15.5 million compared to interest expense of $14.3 million in the comparable period of 2005.

Encore recorded a loss from continuing operations of $473,000, or $0.01 per fully diluted share, in the second quarter of 2006 compared to income from continuing operations of $2.2 million, or $0.04 per fully diluted share, in the second quarter of 2005. Encore’s income from continuing operations in the second quarter of 2006 was negatively impacted by expenses related to the write up of inventory to fair market value, the increase in the provision for additional reserves related to accounts receivable associated with the Compex acquisition, severance expense and the employee stock-based compensation expense as discussed above. For the six months ended July 1, 2006, Encore incurred a loss from continuing operations of $2.9 million, or $0.04 per fully diluted share, compared to net income from continuing operations of $3.5 million, or $0.07 per fully diluted share, in the same period in 2005. Income from continuing operations for the six months ended July 1, 2006 was negatively impacted by the charges described above and the write off of IPR&D costs associated with the Compex acquisition. For the three and six months ended July 1, 2006, the Company recorded an income tax benefit and expense of approximately $1,000 and $1.4 million, respectively, on a pre-tax loss of $421,000 and $1.4 million, respectively. The write off of IPR&D is not deductible for tax purposes. In addition to the IPR&D impact, the Company’s effective tax rate was also negatively impacted by non-deductible stock-based compensation expense for both the three and six months ended July 1, 2006.

Mr. Davidson added, “We are excited by the prospect of our going private transaction with Blackstone Capital Partners, which we announced on June 30, 2006 and, subject to stockholder approval, expect to close later this year. As a strong financial partner with healthcare industry experience, we believe Blackstone is well positioned to assist us in leveraging our presence in the worldwide market for orthopedic products”.

Discontinued Operations

On August 8, 2005, Encore completed the divestiture of certain assets which comprised its bracing, splinting and patient safety products (“soft goods product line”). On June 30, 2006, Encore completed the divestiture of its Slendertone ® U.S. consumer product line (“US consumer product line”). For accounting purposes, the operating results of the soft goods product line and the US consumer product line have been classified as discontinued operations in the statements of operations for all historical periods.

In the second quarter of 2006, Encore reported a loss of $312,000, or $0.00 per fully diluted share, from discontinued operations, which was attributable to the U.S. Consumer product line. In the second quarter of 2005, Encore reported income from discontinued operations of $231,000 or $0.01 per fully diluted share.

Conference Call and Webcast

Encore’s management will host a conference call at 10:00 a.m. Eastern Time, Monday, July 31, 2006 to discuss its second quarter results. Interested parties may participate by linking to the webcast at: www.encoremed.com. Please log in at least 15 minutes before the call to register, download and install any necessary audio software.

About Encore

Encore Medical Corporation is a diversified orthopedic device company that develops, manufactures and distributes a comprehensive range of high quality orthopedic devices used by orthopedic surgeons, physicians, therapists, athletic trainers and other healthcare professionals to treat patients with musculoskeletal conditions resulting from degenerative diseases, deformities, traumatic events and sports-related injuries. Through its Orthopedic Rehabilitation Division, Encore is a leading distributor of electrical stimulation and other orthopedic products used for pain management, orthopedic rehabilitation, physical therapy, fitness and sport performance enhancement. Encore’s Surgical Implant Division offers a comprehensive suite of reconstructive joint products and spinal implants. For more information, visit www.encoremed.com.

Contact:	William W. Burke, Executive Vice President – Chief Financial Officer
(512) 832-9500
Bill_Burke@encoremed.com
Media:	Davis Henley, Vice President – Business Development

(512) 832-9500

Davis_Henley@encoremed.com

Important Information

On July 3, 2006, Encore filed with the Securities and Exchange Commission a current report on Form 8-K, which included the merger agreement and related documents in connection with a transaction with affiliates of Blackstone Capital Partners V, LLC. The proxy statement that Encore plans to file with the Securities and Exchange Commission and mail to its stockholders will contain information about Encore, the proposed merger and related matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. In addition to receiving the proxy statement from Encore by mail, stockholders will be able to obtain the proxy statement, as well as other filings containing information about Encore, without charge, from the Securities and Exchange Commission’s website (http://www.sec.gov) or, without charge, from Encore at www.encoremed.com. This announcement is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell shares of Encore.

Except for the historical information contained herein, the matters discussed are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties, such as quarterly fluctuations in operating results, the timely availability of new products, the impacts of competitive products and pricing, the ability to grow the distribution networks for the Company’s products, the ability to continue to obtain long-term financing, and the ability to locate and integrate past and future acquisitions. Risks and uncertainties related to the Company’s acquisition by Blackstone Capital Partners include the Company not being able to complete the proposed transaction, conditions in the financing commitments that could impact the ability to obtain long-term financing, failure to obtain acceptances to its proposed debt tender offer, and stockholder or other regulatory approvals or to satisfy other closing conditions, the possibility of the occurrence of an event that could constitute a Company Material Adverse Effect as defined in the merger agreement. Additionally, the Company is subject to other risks and uncertainties set forth in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause actual results to differ materially from any forward-looking statements made herein.

Encore and its directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect to the proposed transactions with Blackstone Capital Partners V, LLC. Information regarding Encore’s directors and executive officers is detailed in the proxy statements and annual reports on Form 10-K, previously filed with the SEC, and will be included in the proxy statement relating to the proposed transactions, when it becomes available.

Encore Medical Corporation
Statements of Operations
For the Three Months and Six Months Ended July 1, 2006
(in thousands, except per share data)
(Unaudited)
Quarter Ended									Six Months Ended

		7/1/06			7/2/05			7/1/06			7/2/05

	$		%	$		%	$		%	$		%
Net sales		$95,915	100.0%		$74,429	100.0%		$182,828	100.0%		$145,988	100.0%
Cost of sales		38,011	39.6%		29,218	39.3%		72,971	39.9%		58,249	39.9%

Gross margin		57,904	60.4%		45,211	60.7%		109,857	60.1%		87,739	60.1%
Operating expenses:
Selling, general and administrative		47,265	49.3%		32,199	43.3%		85,790	46.9%		63,177	43.3%
Research and development		3,289	3.4%		2,412	3.2%		10,137	5.5%		4,892	3.4%

Operating income		7,350	7.7%		10,600	14.2%		13,930	7.6%		19,670	13.4%
Other income (expense):
Interest income		119	0.1%		86	0.1%		240	0.1%		171	0.1%
Interest expense		(7,962)	(8.3%)		(7,345)	(9.8%)		(15,480)	(8.5%)		(14,342)	(9.8%)
Other income (expense), net		72	0.1%		234	0.3%		(44)	0.0%		257	0.2%

Income (loss) from continuing operations before income taxes and
minority interest		(421)	(0.4%)		3,575	4.8%		(1,354)	(0.8%)		5,756	3.9%
Provision (benefit) for income taxes		(1)	0.0%		1,349	1.8%		1,399	0.8%		2,224	1.5%
Minority interest		53	0.1%		17	0.0%		112	0.0%		43	0.0%

Income (loss) from continuing operations		$(473)	(0.5%)		$2,209	3.0%		$(2,865)	(1.6%)		$3,489	2.4%
Discontinued operations:
Income (loss) from discontinued operations (net of income
tax (benefit) expense of $(289), $142, $(410) and $347,
respectively)		(312)	(0.3%)		231	0.3%		(444)	(0.2%)		544	0.4%

Net income (loss)		$(785)	(0.8%)		$2,440	3.3%		$(3,309)	(1.8%)		$4,033	2.8%

Earnings (loss) per share – basic:
Income (loss) from continuing operations		$(0.01)			$0.04			$(0.04)			$0.07
Income (loss) from discontinued operations		—			0.01			(0.01)			0.01

Net income (loss)		$(0.01)			$0.05			$(0.05)			$0.08

Earnings (loss) per share — diluted:
Income (loss) from continuing operations		$(0.01)			$0.04			$(0.04)			$0.07
Income (loss) from discontinued operations		—			0.01			(0.01)			0.01

Net income (loss)		$(0.01)			$0.05			$(0.05)			$0.08

Weighted average number of common shares outstanding:
Basic		71,019			51,744			65,009			51,722
Diluted		71,019			52,289			65,009			52,348